PURIO ENVIRONMENTAL WATER SOURCE INC. (A Development Stage Company) BALANCE SHEET

	September 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current Assets
Cash at bank	$ 165,941	$ -
Subscriptions Receivable	58,500.00	-
Total Current Assets	224,441.00	-

Property and Equipment
CCETS Train	40,277	34,524
Patents	119,995	110,000
	160,272	144,524
Accumulated Depreciation	24,964	21,608
	135,308	122,916

TOTAL ASSETS	$ 359,749	$ 122,916

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Bank Overdraft	$ -	$ 49
Deposits	45,455	-
Total Current Liabilities	45,455	49

Non Current Assets
Loans from Officer	17,258	17,258
Total Non Current Assets	17,258	17,258

TOTAL LIABILITIES	62,713	17,307

Shareholders' Equity (Deficit)
Common Stock, no par value; stated value $0.001,
75,000,000 shares authorized;
27,500,000 shares issued and outstanding	27,500	-
Subscriptions received	-	148,054
Additional Paid-In Capital	911,244	232
Accumulated Deficit during the development stage	(641,708)	(42,677)

TOTAL SHAREHOLDERS' EQUITY	297,036	105,609

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 359,749	$ 122,916

PURIO ENVIRONMENTAL WATER SOURCE, INC. (A Development Stage Company) STATEMENT OF OPERATIONS (Unaudited)

	For the	For the	For the	For the	For the
	Three	Three	Nine	Nine	Period from
	Months	Months	Months	Months	Nov. 16, 1999
	Ended	Ended	Ended	Ended	(Inception) to
	Sep.30,	Sep.30,	Sep.30,	Sep.30,	Sep.30,
	2007	2006	2007	2006	2007
Operating Expenses		-
Professional Fees	203,541	-	203,541	-	210,704
Consulting	372,981	-	372,981	-	372,981
Depreciation	3,356	-	3,356	3,237	24,964
General and Administrative	19,153	-	19,153	14	33,059
Total Operating Expenses	599,031	-	599,031	3,251	641,708

Net Loss	$(599,031)	$ -	$ (599,031)	$ (3,251)	$ (641,708)

Net Loss Per Common Share:
Basic and Diluted	$ (1.00)	$ -	$ (2.97)	$ -

Weighted Average Number
of shares outstanding during the period Basic and Diluted:	597,826	-	201,465	$ -

PURIO ENVIRONMENTAL WATER SOURCE INC. (A Development Stage Company) STATEMENT OF CASH FLOWS (Unaudited)

			For the Period
			from
			November 16,
	For the Nine	For the Nine	1999 (Inception)
	Months Ended	Months Ended	to
	September 30,	September 30,	September 30,
	2007	2006	2007
Cash flows from operating activities:
Net (Loss)	$ (599,031)	$ (3,251)	$ (641,708)
Adjustments to reconcile net loss to
net cash used by operating activities:
Non-cash depreciation	3,356	3,237	24,964
Change in operating assets and liabilities:
Subscriptions Receivable	(58,500)	-	(58,500)
Deposits	45,455	-	45,455
Net cash (used by) operating activities	(608,720)	(14)	(629,789)

Cash flows from investing activities
Acquistion of patent	(9,995)	-	(119,995)
Acquisition of equipment	(5,753)	-	(40,277)
Net cash (used by) investing activities	(15,748)	-	(160,272)

Cash flows from financing activities:
Non cash issue of stock for services	373,744	-	373,744
Reclassification of subscriptions	(148,054)	-
Common stock issued for cash	564,768	-	564,768
Advances from Shareholder	-	-	17,258
Other contributions of capital	-	-	232
Net cash (used) provided by financing activitiies	790,458	-	956,002

Net increase (decrease) in cash	165,990	(14)	165,941

Cash, beginning of the period	(49)	(35)	-

Cash, end of the period	$ 165,941	$ (49)	$ 165,941

Supplemental cash flow disclosure:
Interest paid	$ -	$ -	$ -
Taxes paid	$ -	$ -	$ -

PURIO ENVIRONMENTAL WATER SOURCE INC. (A Development Stage Company) STATEMENT OF STOCKHOLDERS' EQUITY For the Period from November 16, 1999 (Inception) to September 30, 2007 (Unaudited)

				Accumulated
				Deficit	Total
	Common Stock		Additional	during the	Shareholders'
	Number of	Subscriptions	Paid-In	Development	Equity
	Shares	Received	Capital	Stage	(Deficit)
Inception, November 16, 1999	0	0	0	0	0
Subscriptions received during the period		20,379			20,379
Balances, December 31, 1999	0	20,379		0	20,379

Cash contributed from Global Tech bank account			232		232
Subscriptions received during the year		115,116			115,116
Net loss for year ended December 31, 2000				(2,672)	(2,672)
Balances, December 31, 2000	0	135,495	232	(2,672)	133,055

Subscriptions received during the year		1,888			1,888
Net loss for year ended December 31, 2001				(5,126)	(5,126)
Balances, December 31, 2001	0	137,383	232	(7,798)	129,817

Subscriptions received during the year		7,630			7,630
Net loss for year ended December 31, 2002				(11,544)	(11,544)
Balances, December 31, 2002	0	145,013	232	(19,342)	125,903

Subscriptions received during the year		1,428			1,428
Net loss for year ended December 31, 2003				(6,149)	(6,149)
Balances, December 31, 2003	0	146,441	232	(25,491)	121,182

Subscriptions received during the year		1,613			1,613
Net loss for year ended December 31, 2004				(8,461)	(8,461)
Balances, December 31, 2004	0	148,054	232	(33,952)	114,334

Net loss for year ended December 31, 2005				(4,395)	(4,395)
Balances, December 31, 2005	0	148,054	232	(38,347)	109,939

Net loss for year ended December 31, 2006				(4,330)	(4,330)
Balances, December 31, 2006	0	148,054	232	(42,677)	105,609

Reclassify subscriptions September 28, 2007		(148,054)			(148,054)
Balances September 28, 2007 before stock issue	0	0	232	(42,677)	(42,445)

Common stock issued for cash @ $0.0026 per share September 28, 2007	10,808,694	10,809	17,569		28,378

Common stock issued for cash at an aggregate of $0.036 per share September 28, 2007	9,017,010	9,017	313,268		322,285

Common stock issued for cash @ $0.25 per share September 28, 2007	776,600	776	193,329		194,105

Common stock issued for cash @ $0.50 per share September 28, 2007	40,000	40	19,960		20,000

Common stock isued for services @ $0.0545 per share September 28, 2007	6,857,696	6,858	366,886		373,744

Net loss for the nine months ended Sep. 30, 2007				(599,031)	(599,031)

Balances, September 30, 2007	27,500,000	27,500	911,244	(641,708)	297,036

Purio Environmental Water Source Inc. (A Developmental Stage Company) Notes to Financial Statements September 30, 2007

1.	Organization

The Company was incorporated under the laws of the State of Nevada November 19, 1999 as Global Tech, Inc The company began raising capital in December, 1999 to develop technology for water purification. The Company obtained a patent and related water purification equipment in 2002. The Company has been perfecting the technology toward a product capable of being manufactured. The company changed its name to Purio Environmental Water Source, Inc. July 9, 2007.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared using the accrual basis of accounting in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates. Significant estimates made by management are, among others, realizability of long-lived assets, deferred taxes and stock option valuation.

The financial statements have, in management’s opinion, been properly prepared within the reasonable limits of materiality and within the framework of the significant accounting.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company generated a deferred tax credit through net operating loss carryforward. However, a valuation allowance of 100% has been established, as the realization of the deferred tax credits is not reasonably certain, based on going concern considerations outlined as follows.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company incurred a net loss of $599,031 and a negative cash flow from operations of $608,720 during the nine months ended September 30, 2007. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plans to market a water purification device described in the initial paragraph, in order to eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classifications or liabilities or other adjustments that might be necessary should the Company be unable to continue as a going concern.

Development-Stage Company

The Company is considered a development-stage company, with limited operating revenues during the periods presented, as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7. SFAS. No. 7 requires companies to report their operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things. Management has defined inception as November 19, 1999. Since inception, the Company has incurred an operating loss of $641,708. The Company’s working capital has been generated through the sales of common stock. Management has provided financial data since November 19, 1999, “Inception” in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions.

Basic and Diluted Net Loss Per Share

Net loss per share is calculated in accordance with SFAS 128, Earnings Per Share for the period presented. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilative convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

The Company has no potentially dilutive securities outstanding as of September 30, 2006 and 2005.

	September 30, 2007	September 30, 2006
Numerator

Basic and diluted net loss per share:
Net Loss	$ (599,031)	$(3,251)

Denominator

Basic and diluted weighted average number of shares outstanding	201,465	-

Basic and Diluted Net Loss Per Share	$ (2.97)	$ ( - )

3.	Patent

The patent is United States Patent 5904855 granted May 18, 1999 for a “Closed Chemically Advanced Treatment System”. The patent was obtained by retention of collateral in 2002 and was recorded at the cost of secured debt extinguished. The invention described in the patent is used by the Company in the water purification equipment which is under development. The patent is not in use to protect marketed products and is therefore not amortized. There has been no change in circumstances that would warrant an evaluation of impairment under SFAS 121.

During the third quarter of 2007, the cost of a patent application, $9,995, was capitalized for 2nd generation technology related to the Company’s water purification equipment.

4.	Capital Structure

During the period from inception through September 30, 2007, the Company received cash subscriptions for common stock. Subscriptions received during each period/year since inception:

Period ended December 31, 1999	20,379
2000	115,116
2001	1,888
2002	7,630
2003	1,428
2004	1,613
2005	-
2006	-
Total subscriptions received	148,054
Subscriptions received December 31, 2006, 2005	148,054

The Company issued the stock related to these subscriptions on September 28, 2007.

On July 9, 2007 the Board of Directors resolved to amend the Articles of Incorporation to increase the number of authorized shares to $75,000,000.

On September 28, 2007 10,808,694 shares were issued for cash at a price of $0.0026, realizing $28,378. On September 28, 2007 9,017,010 shares were issued for cash at an aggregate price of $0.0357, realizing $322,285.

On September 28, 2007 776,600 shares were issued for cash at a price of $0.25, realizing $194,105. On September 28, 2007 40,000 shares were issued for cash at a price of $0.50, realizing $20,000.

On September 28, 2007 6,857,696 shares were issued for services. The fair value of the stock was established by the average price paid for the remaining outstanding stock and that was issued on September 28, 2007. The value of the services was recorded as $373,744.

As of September 30, 2007, the Company had authorized 75,000,000 of no par value common stock, stated value $0.001 per share, of which 27,500,000 shares were issued and outstanding.

5. Litigation

There are no significant legal proceedings against the Company with respect to matters arising in the ordinary course of business.